EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS, BEGINS CONSUMER SELF-CARE TRANSFORMATION

•	GAAP ("reported") net sales were $1.2 billion, reflecting a 4% decline versus the prior year period, or down 1% excluding the unfavorable impact of currency.

•	First quarter reported diluted earnings per share ("EPS") decreased 18% versus last year to $0.47.

•	Non-GAAP ("adjusted") diluted EPS decreased 15% versus last year to $1.07.

•	Perrigo Worldwide Consumer segments first quarter reported net sales of $933 million, down 5% year-over-year, or 1% lower excluding the unfavorable impact of currency.

•	Perrigo Worldwide Consumer segments market shares remained stable in growing markets.

•	Perrigo Prescription Pharmaceuticals ("RX") net sales of $242 million were 2% higher year-over-year, driven by a strong new product pipeline and continued moderation of pricing pressure.

Dublin, Ireland - May 8, 2019 - Perrigo Company plc (NYSE; TASE: PRGO) today announced financial results for the first quarter ended March 30, 2019.

Perrigo President and CEO Murray S. Kessler commented, “Perrigo began its transformation from healthcare to consumer self-care during the first quarter of 2019, as the company made meaningful progress on portfolio reconfiguration, accelerating the innovation pipeline, pursuing close-in adjacencies, identifying significant cost savings and strengthening the organization’s talent, processes and performance plans. The leadership team and I are excited to share our Board-approved strategy and the significant progress made during the quarter against that strategy at tomorrow’s Investor Conference. Beyond the company-wide effort to initiate over 40 transformation activities, Perrigo delivered consolidated first quarter results that exceeded our internal target and included approximately $5 million in initial consumer transformation investments. It is also worth noting that our RX division was a significant contributor to this solid start to the year as a result of strong new product activity and continued moderation of pricing pressure in the generics sector."

Kessler continued, “While it will take several years and there is much work to do to fully execute the full consumer self-care transformation, I remain excited and confident in our ability to recapture the 'Perrigo Advantage' and bring the Company back to profitable and sustainable growth, as well as reduce the uncertainty that has arisen from the Irish and U.S. tax challenges. The Company will provide 2019 guidance tomorrow morning, before the U.S. market opens, as well as its plans to deliver long-term financial results in-line with our consumer peers.”

Reporting Segments Update

The Company updated its reporting segments to align with its self-care strategy. Our Israeli diagnostic business was moved from the Consumer Self-Care International ("CSCI") segment to the RX segment and certain adjustments were made to the Company's allocations between segments. These updates have no impact on the Company's historical consolidated financial position, results of operations, or cash flows. A Current Report on Form 8-K containing recast quarterly and annual information for calendar years 2018, 2017, and 2016 for this update will be issued tonight.

Refer to Tables I - IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

First Quarter Consolidated Results

Perrigo Company plc
(in millions, except earnings per share amounts, unaudited)
(see the attached Tables I - IV for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	3/30/2019	3/31/2018	% Change	% Change
Reported Net Sales	$1,175	$1,217	(3.5)%	(0.6)%
Reported Net Income	$64	$81	(20.9)%
Reported Diluted Earnings per Share	$0.47	$0.57	(17.9)%
Reported Diluted Shares	136.2	141.4	(3.7)%

Adjusted Net Income	$146	$178	(18.3)%
Adjusted Diluted Earnings per Share	$1.07	$1.26	(15.2)%

Reported net sales for the first quarter of calendar year 2019 were approximately $1.2 billion, including new product sales of $55 million, which were partially offset by less favorable price/volume mix and discontinued products of $23 million. Net sales were down 1% excluding a $36 million negative impact from currency.

Reported net income was $64 million, or $0.47 per diluted share, versus $81 million, or $0.57 per diluted share, in the prior year. Excluding certain charges as outlined in Table I, first quarter 2019 adjusted net income was $146 million, or $1.07 per diluted share including a discrete tax benefit of $0.06 per share, versus $178 million, or $1.26 per diluted share, for the same period last year.

Segment Results

Consumer Self-Care Americas Segment
(in millions, unaudited)
(see the attached Tables I - IV for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	3/30/2019	3/31/2018	% Change	% Change
Reported Net Sales	$582	$602	(3.3)%	(3.2)%
Reported Gross Profit	$184	$206	(10.7)%
Reported Gross Margin	31.6%	34.2%	(260) bps
Reported Operating Income	$94	$119	(20.6)%
Reported Operating Margin	16.2%	19.7%	(350) bps

Adjusted Gross Profit	$189	$216	(12.5)%
Adjusted Gross Margin	32.5%	36.0%	(350) bps
Adjusted Operating Income	$106	$134	(20.9)%
Adjusted Operating Margin	18.3%	22.3%	(400) bps

Consumer Self-Care Americas reported net sales were $582 million, or 3.3% lower than the prior year, driven by lower net sales in: 1) the cough and cold and analgesics categories, due to a less severe cough and cold season versus last year, 2) the infant nutrition category, due primarily to lower net sales from the exited infant foods product line (see the "Infant Foods Product line Exit" section below for details) and 3) the animal health business, due primarily to the previously announced loss of a partnered product. Discontinued products in the quarter were $11 million, of which $5 million were related to the animal health business.

Increased net sales in the gastrointestinal category, driven by strong omeprazole volumes compared to the prior year, and new product sales of $7 million partially offset the net sales decline in CSCA. Excluding net sales from the animal health and exited infant foods product line, along with unfavorable currency movements compared to the prior year,
CSCA net sales were down 1.5%.

Total sales volume within the CSCA business decreased 1% in the first quarter versus the prior year as higher volumes in the gastrointestinal and allergy categories were more than offset by lower volumes in the cough and cold and analgesics categories.

Based on the most recent 52-weeks MULO data, total OTC retail market dollars grew 0.5% versus the same 52-weeks a year ago, highlighting a more limited new product launch cycle in the U.S. OTC market. Private label grew 1.4% versus national brand growth of 0.1%, according to the most recent 52-weeks MULO data. Growth in private label was driven primarily by the gastrointestinal, allergy and dermatological categories.

First quarter reported gross profit margin was 31.6%. Adjusted gross profit margin was 32.5% or 350 bps lower than the prior year due primarily to less favorable mix, greater operating inefficiencies and higher input costs versus last year.

Reported operating expenses were relatively flat year over year. Reported distribution, selling, general and administrative ("DSG&A") expenses were relatively flat compared to the prior year as greater advertising and promotional expenses versus last year were partially offset by lower distribution costs. R&D dollar investments were similar to the prior year as the Company continued to invest for future growth.

Reported operating margin was 16.2%. Adjusted operating margin was 18.3%, 400 bps lower than the prior year due primarily to adjusted gross margin flow through.

Consumer Self-Care International Segment
(in millions, unaudited)
(see the attached Tables I - IV for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	3/30/2019	3/31/2018	% Change	% Change
Reported Net Sales	$351	$378	(7.1)%	1.7%
Reported Gross Profit	$168	$186	(9.4)%
Reported Gross Margin	48.0%	49.2%	(120) bps
Reported Operating Income	$8	$12	(34.6)%
Reported Operating Margin	2.3%	3.3%	(100) bps

Adjusted Gross Profit	$189	$208	(9.2)%
Adjusted Gross Margin	53.9%	55.2%	(130) bps
Adjusted Operating Income	$54	$65	(17.2)%
Adjusted Operating Margin	15.4%	17.3%	(190) bps

CSCI reported net sales were $351 million, 1.7% higher than the prior year, excluding unfavorable currency movement of $34 million. This segment continued to realize the benefits of the previously discussed portfolio pruning, leaving the core business primed for growth.

Strong new product sales of $26 million were driven primarily by the launch of XLS Forte 5, a next generation weight loss product within the lifestyle category, along with the launch of a natural cough syrup under the Phytosun brand. Additionally, net sales increased in the dermatological category, driven by the recent launch of the Pure Glow range of products under the ACO brand.

These positive drivers were partially offset by lower net sales in the lifestyle and personal care categories, due primarily to new product cannibalization, and the absence of net sales from discontinued products of $2 million.

According to IRI/InQvia (IMS) data, the markets in which the Company competes have produced low to mid-single-digit growth over the last 12 months, with CSCI maintaining its overall market share.

Reported and adjusted gross margin decreased 120 bps and 130 bps respectively, compared to the prior year due primarily to less favorable product mix and the unfavorable impact of foreign currency on input costs versus last year.

Reported operating expenses were lower compared to the prior year due primarily to the positive impact of foreign currency. CSCI growth investments increased on a constant currency basis versus last year as the Company continued to invest for future growth.

Reported operating margin was 2.3%. Adjusted operating margin decreased 190 bps to 15.4% due to gross margin flow through as well as increased advertising and promotion investments as a percentage of net sales partially offset by lower selling expenses versus last year.

Prescription Pharmaceuticals Segment
(in millions, unaudited)
(see the attached Tables I - IV for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	3/30/2019	3/31/2018	% Change	% Change
Reported Net Sales	$242	$238	1.8%	2.4%
Reported Gross Profit	$96	$101	(4.4)%
Reported Gross Margin	39.9%	42.5%	(260) bps
Reported Operating Income	$61	$61	0.9%
Reported Operating Margin	25.1%	25.8%	(70) bps

Adjusted Gross Profit	$118	$122	(3.4)%
Adjusted Gross Margin	48.6%	51.2%	(260) bps
Adjusted Operating Income	$82	$85	(3.7)%
Adjusted Operating Margin	33.9%	35.8%	(190) bps

RX reported net sales were $242 million in the quarter, or 1.8% higher than the prior year, due primarily to new product sales of $22 million and improved customer service levels. These positives were partially offset by decelerating pricing pressure in core products and discontinued products of $10 million.

Reported gross margin was 39.9%. Adjusted gross margin was 48.6%, or 260 bps lower than the prior year, due primarily to less favorable product mix versus last year.

Reported operating margin was 25.1%. Adjusted operating margin was 33.9%, or 190 bps lower than the prior year due primarily to adjusted gross margin flow through and increased R&D investments, which were partially offset by lower DSG&A expenses versus last year.

Infant Foods Product Line Exit

In 2018, the Company made the decision to exit its infant foods product line, which contributed $34 million to CSCA's net sales in 2018. The infant foods product line contributed $5 million in net sales during the first quarter of 2019, and the Company does not expect any further contributions from this product line going forward.

Investor Day Event

The Company will hold its Investor Day tomorrow, May 9, 2019, in New York City to discuss its strategy as well as 2019 guidance and key growth opportunities. The event will feature presentations from Murray S. Kessler, President and CEO, and other members of the Company’s leadership team.

The event is scheduled to begin at 8:00 AM EST and will be webcast live. All interested parties are invited to access the event at https://livestream.com/ICENYSE/perrigowebcast.

About Perrigo

Perrigo Company plc is dedicated to making lives better by bringing "Quality, Affordable Self-Care Products™" that consumers trust everywhere they are sold. The Company is a leading provider of over-the-counter health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment (the “NoA”) issued by the Irish tax authority and the Notice of Proposed Assessment (“NOPA”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in such proceedings would have on operating results, cash flows, and liquidity; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NoA and the NOPA; potential impacts of ongoing or future government investigations and regulatory initiatives; the impact of tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives.  Statements regarding the separation of the RX business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. Furthermore, the Company may incur additional tax liabilities in respect of 2016 and prior years or be found to have breached certain provisions of Irish company law in connection with the Company’s restatement of previously-filed financial statements, which may result in additional expenses and penalties. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2018, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to the animal health reporting unit, the infant foods product line as well as adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, and adjusted operating margin, within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted EPS are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to the animal health reporting unit, and the infant foods product line, in order to provide information about sales of the Company’s continuing business. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net sales	$1,174.5	$1,217.0
Cost of sales	725.7	724.3
Gross profit	448.8	492.7

Operating expenses
Distribution	23.3	24.7
Research and development	40.2	38.4
Selling	148.6	161.3
Administration	125.1	107.6
Impairment charges	4.1	—
Restructuring	9.3	1.5
Other operating expense (income)	(4.1)	2.9
Total operating expenses	346.5	336.4

Operating income	102.3	156.3

Change in financial assets	(10.4)	9.6
Interest expense, net	28.6	31.4
Other (income) expense, net	3.2	4.3
Loss on extinguishment of debt	—	0.5
Income before income taxes	80.9	110.5
Income tax expense	17.0	29.7
Net income	$63.9	$80.8

Earnings per share
Basic	$0.47	$0.57
Diluted	$0.47	$0.57

Weighted-average shares outstanding
Basic	135.9	140.8
Diluted	136.2	141.4

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	March 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$837.9	$551.1
Accounts receivable, net of allowance for doubtful accounts of $6.8 and $6.4, respectively	1,118.7	1,073.1
Inventories	912.9	878.0
Prepaid expenses and other current assets	139.8	400.0
Total current assets	3,009.3	2,902.2
Property, plant and equipment, net	821.1	829.1
Operating lease assets	146.8	—
Goodwill and indefinite-lived intangible assets	3,999.0	4,029.1
Definite-lived intangible assets, net	2,757.9	2,858.9
Deferred income taxes	2.7	1.2
Other non-current assets	382.7	362.9
Total non-current assets	8,110.2	8,081.2
Total assets	$11,119.5	$10,983.4
Liabilities and Shareholders’ Equity
Accounts payable	$549.2	$474.9
Payroll and related taxes	117.3	132.1
Accrued customer programs	379.6	442.4
Accrued liabilities	232.0	201.3
Accrued income taxes	85.9	96.5
Current indebtedness	467.9	190.2
Total current liabilities	1,831.9	1,537.4
Long-term debt, less current portion	2,749.9	3,052.2
Deferred income taxes	282.4	282.3
Other non-current liabilities	554.5	443.4
Total non-current liabilities	3,586.8	3,777.9
Total liabilities	5,418.7	5,315.3
Commitments and contingencies - Refer to Note 13
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,409.4	7,421.7
Accumulated other comprehensive income	69.0	84.6
Retained earnings (accumulated deficit)	(1,777.8)	(1,838.3)
Total controlling interest	5,700.6	5,668.0
Noncontrolling interest	0.2	0.1
Total shareholders’ equity	5,700.8	5,668.1
Total liabilities and shareholders' equity	$11,119.5	$10,983.4

Supplemental Disclosures of Balance Sheet Information
Ordinary shares, issued and outstanding	136.0	135.9

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash Flows From (For) Operating Activities
Net income	$63.9	$80.8
Adjustments to derive cash flows:
Depreciation and amortization	96.6	109.5
Share-based compensation	12.4	12.7
Impairment charges	4.1	—
Change in financial assets	(10.4)	9.6
Loss on extinguishment of debt	—	0.5
Restructuring charges	9.3	1.5
Deferred income taxes	3.9	(7.2)
Amortization of debt premium	(1.9)	(2.1)
Other non-cash adjustments, net	13.4	12.1
Subtotal	191.3	217.4
Increase (decrease) in cash due to:
Accounts receivable	(48.5)	2.6
Inventories	(37.5)	(43.7)
Accounts payable	75.4	57.5
Payroll and related taxes	(19.9)	(38.9)
Accrued customer programs	(61.7)	17.3
Accrued liabilities	(3.8)	(24.0)
Accrued income taxes	(10.0)	6.4
Other, net	9.2	(22.2)
Subtotal	(96.8)	(45.0)
Net cash from (for) operating activities	94.5	172.4
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	1.2	10.0
Royalty Pharma contingent milestone payment	250.0	—
Additions to property, plant and equipment	(21.1)	(13.4)
Net proceeds from sale of business and other assets	—	1.3
Net cash from (for) investing activities	230.1	(2.1)
Cash Flows From (For) Financing Activities
Issuances of long-term debt	—	431.0
Payments on long-term debt	(12.3)	(444.5)
Borrowings (repayments) of revolving credit agreements and other financing, net	(0.3)	(6.2)
Deferred financing fees	—	(2.4)
Repurchase of ordinary shares	—	(108.1)
Cash dividends	(25.9)	(26.7)
Other financing, net	(3.1)	(5.7)
Net cash from (for) financing activities	(41.6)	(162.6)
Effect of exchange rate changes on cash and cash equivalents	3.8	0.9
Net increase (decrease) in cash and cash equivalents	286.8	8.6
Cash and cash equivalents, beginning of period	551.1	678.7
Cash and cash equivalents, end of period	$837.9	$687.3

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended March 30, 2019
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income	Diluted Earnings per Share
Reported	$1,174.5	$448.8	$40.2	$297.0	$9.3	$102.3	$21.4	$17.0	$63.9	$0.47
As a % of reported net sales		38.2%	3.4%	25.3%		8.7%	1.8%	1.5%	5.4%
Effective tax rate								21.1%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$47.4	$(0.1)	$(29.0)	$—	$76.5	$—	$—	$76.5	$0.57
Acquisition and integration-related charges and contingent consideration adjustments		—	—	—	2.8	(2.8)	—	—	(2.8)	(0.02)
Impairment charges		—	—	—	(4.1)	4.1	—	—	4.1	0.03
Gain/loss on divestitures		—	—	—	1.3	(1.3)	—	—	(1.3)	(0.01)
Unusual litigation		—	—	(9.1)	—	9.1	—	—	9.1	0.07
Restructuring charges and other termination benefits		—	—	—	(9.3)	9.3	—	—	9.3	0.07
Change in financial assets		—	—	—	—	—	10.4	—	(10.4)	(0.08)
Loss on investment securities		—	—	—	—	—	(6.1)	—	6.1	0.04
Separation and reorganization expense		—	—	(5.8)	—	5.8	—	—	5.8	0.04
Non-GAAP tax adjustments*		—	—	—	—	—	—	14.7	(14.7)	(0.11)
Adjusted		$496.2	$40.1	$253.1	$—	$203.0	$25.7	$31.7	$145.6	$1.07
As a % of reported net sales		42.3%	3.4%	21.6%		17.3%	2.2%	2.7%	12.4%
Effective tax rate								17.9%

						Diluted weighted average shares outstanding
						Reported				136.2

*The non-GAAP tax adjustments are due to tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended March 31, 2018
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income	Diluted Earnings per Share
Reported	$1,217.0	$492.7	$38.4	$293.6	$4.4	$156.3	$45.8	$29.7	$80.8	$0.57
As a % of reported net sales		40.5%	3.2%	24.1%		12.8%	3.8%	2.4%	6.6%
Effective tax rate								26.9%
Adjustments:
Amortization expense primarily related to acquired intangible assets		$53.9	$(0.3)	$(34.3)	$—	$88.5	$—	$—	$88.5	$0.62
Acquisition and integration-related charges and contingent consideration adjustments		—	—	—	(4.2)	4.2	—	—	4.2	0.03
Change in financial assets		—	—	—	—	—	(9.6)	—	9.6	0.07
Gain/loss on divestitures		—	—	—	1.3	(1.3)	—	—	(1.3)	(0.01)
Loss on investment securities		—	—	—	—	—	(4.4)	—	4.4	0.03
Restructuring charges and other termination benefits		—	—	(4.0)	(1.5)	5.5	—	—	5.5	0.04
Non-GAAP tax adjustments*		—	—	—	—	—	—	13.4	(13.4)	(0.09)
Adjusted		$546.6	$38.1	$255.3	$—	$253.2	$31.8	$43.1	$178.3	$1.26
As a % of reported net sales		44.9%	3.1%	21.0%		20.8%	2.6%	3.5%	14.6%
Effective tax rate								19.5%

						Diluted weighted average shares outstanding
						Reported				141.4

*The non-GAAP tax adjustments include (1) $21.1 million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item, and (2) $(7.7) million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	March 30, 2019					March 31, 2018
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$581.8	$184.0	$15.6	$73.3	$94.2	$601.6	$205.9	$15.2	$71.5	$118.6
As a % of reported net sales		31.6%	2.7%	12.6%	16.2%		34.2%	2.5%	11.9%	19.7%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$5.4		$(4.7)	$10.1		$10.5		$(4.7)	$15.2
Unusual litigation		—		(1.2)	1.2		—		—	—
Impairment charges		—		—	4.1		—		—	—
Restructuring charges and other termination benefits		—		—	0.8		—		—	0.4
Acquisition and integration-related charges and contingent consideration adjustments		—		—	(4.1)		—		—	0.1
Adjusted		$189.4		$67.4	$106.3		$216.4		$66.8	$134.3
As a % of reported net sales		32.5%		11.6%	18.3%		36.0%		11.1%	22.3%

	Three Months Ended					Three Months Ended
	March 30, 2019					March 31, 2018
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$350.8	$168.4	$10.3	$149.4	$8.1	$377.8	$185.9	$10.6	$162.4	$12.3
As a % of reported net sales		48.0%	2.9%	42.6%	2.3%		49.2%	2.8%	43.0%	3.3%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$20.8	$(0.1)	$(24.2)	$45.1		$22.5	$(0.3)	$(29.7)	$52.5
Unusual litigation		—	—	(0.3)	0.3		—	—	—	—
Restructuring charges and other termination benefits		—	—	—	0.6		—	—	—	0.6
Adjusted		$189.2	$10.2	$124.9	$54.1		$208.4	$10.3	$132.7	$65.4
As a % of reported net sales		53.9%	2.9%	35.6%	15.4%		55.2%	2.7%	35.1%	17.3%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	March 30, 2019					March 31, 2018
Prescription Pharmaceuticals	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$241.9	$96.4	$14.3	$21.6	$60.6	$237.6	$100.9	$12.6	$24.1	$61.2
As a % of reported net sales		39.9%	5.9%	8.9%	25.1%		42.5%	5.3%	10.1%	25.8%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$21.2		$(0.1)	$21.3		$20.9			$20.9
Gain/loss on divestitures		—		—	(1.3)		—			(1.2)
Restructuring charges and other termination benefits		—		—	—		—			0.2
Acquisition and integration-related charges and contingent consideration adjustments		—		—	1.3		—			4.0
Adjusted		$117.6		$21.5	$81.9		$121.8			$85.1
As a % of reported net sales		48.6%		8.9%	33.9%		51.2%			35.8%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated	$1,174.5	$1,217.0	(3.5)%	2.9%	(0.6)%
CSCA	$581.8	$601.6	(3.3)%	0.1%	(3.2)%
CSCI	$350.8	$377.8	(7.1)%	8.8%	1.7%
RX	$241.9	$237.6	1.8%	0.6%	2.4%

CSCA	$581.8	$601.6
Less: animal health	(19.6)	(26.3)
Less: infant foods	(5.3)	(9.0)
	$556.9	$566.3	(1.7)%	0.2%	(1.5)%

Worldwide Consumer segments
CSCA	$581.8	$601.6
CSCI	350.8	377.8
	$932.6	$979.4	(4.8)%	3.5%	(1.3)%

Adjusted R&D and A&P expense
Consolidated	$102.4	$100.0	2.4%	5.8%	8.2%

Worldwide Consumer segments
CSCA	$26.1	$24.2
CSCI	61.5	62.9
	$87.6	$87.1	0.6%	6.5%	7.1%

Adjusted DSG&A less A&P
Consolidated	$253.1	$255.3
Less: A&P	(62.3)	(61.8)
Total	$190.8	$193.5	(1.3)%	4.0%	2.7%

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions)
(unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018	$ Change	Change
Worldwide Consumer segments adjusted gross profit
CSCA	$189.4	$216.4
CSCI	189.2	208.4
Total	$378.6	$424.8	$(46.2)	(10.9)%
As a percent of Worldwide Consumer segments net sales	40.6%	43.4%		(280) bps

Worldwide Consumer segments adjusted R&D and A&P
CSCA	$26.1	$24.2
CSCI	61.5	62.9
Total	$87.6	$87.1	$0.5	0.6%
As a percent of Worldwide Consumer segments net sales	9.4%	8.9%		50 bps

Worldwide Consumer segments adjusted operating income
CSCA	$106.3	$134.3
CSCI	54.1	65.4
Total	$160.4	$199.7	$(39.3)	(19.7)%
As a percent of Worldwide Consumer segments net sales	17.2%	20.4%		(320) bps

	Three months ended				Three Months Ended
	March 31, 2018	June 30, 2018	September 29, 2018	December 31, 2018	March 30, 2019
Infant foods product line net sales	$9.0	$10.0	$8.1	$7.0	$5.3

TABLE IV (continued)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended
	March 30, 2019	March 31, 2018	Total Change
Consolidated adjusted operating income	$203.0	$253.2	(19.8)%
Consolidated adjusted net income	$145.6	$178.3	(18.3)%
Consolidated adjusted EPS	$1.07	$1.26	(15.2)%

Adjusted gross profit
CSCA	$189.4	$216.4	(12.5)%
CSCI	$189.2	$208.4	(9.2)%
RX	$117.6	$121.8	(3.4)%

Adjusted gross margin
CSCA	32.5%	36.0%	(350) bps
CSCI	53.9%	55.2%	(130) bps
RX	48.6%	51.2%	(260) bps

Adjusted operating income
CSCA	$106.3	$134.3	(20.9)%
CSCI	$54.1	$65.4	(17.2)%
RX	$81.9	$85.1	(3.7)%

Adjusted operating margin
CSCA	18.3%	22.3%	(400) bps
CSCI	15.4%	17.3%	(190) bps
RX	33.9%	35.8%	(190) bps